EXHIBIT 21.1


                     SUBSIDIARIES OF EVEREST RE GROUP, LTD.
                     --------------------------------------

The following is a list of Everest Re Group, Ltd. subsidiaries:

         Name of Subsidiary                        Jurisdiction of Incorporation
         ------------------                        -----------------------------

Everest Reinsurance Holdings, Inc.                            Delaware
   Everest Reinsurance Company                                Delaware
      Everest Indemnity Insurance Company                     Delaware
      Everest Insurance Company of Canada                     Canada
      Everest National Insurance Company                      Arizona
         WorkCare, Inc.                                       Texas
      Everest Re Holdings, Ltd.                               Bermuda
         Everest Re Ltd.                                      United Kingdom
      Everest Security Insurance Company                      Georgia
   Mt. McKinley Managers, L.L.C.                              New Jersey
      WorkCare Southeast, Inc.                                Alabama
      WorkCare Southeast of Georgia, Inc.                     Georgia
   Mt. McKinley Insurance Company                             Delaware
Everest Reinsurance (Bermuda), Ltd.                           Bermuda
Everest Global Services, Inc.                                 Delaware
Everest International Reinsurance, Ltd.                       Bermuda
Everest Re Advisors, Ltd. - Bermuda                           Bermuda
   Everest Advisors (Ireland) Limited                         Ireland